Supplemental Operating and Financial Data ALL AMOUNTS IN THIS REPORT ARE UNAUDITED. FOURTH QUARTER 2021 Washington, DC Exhibit 99.2Washington, DC

Table of Contents

OFFICE PROPERTIES INCOME TRUST

OPI
Nasdaq Listed

CORPORATE INFORMATION

Company Profile 3
Investor Information 4
Research Coverage 5

FINANCIALS

Key Financial Data 6
Consolidated Balance Sheets 7
Consolidated Statements of Income (Loss) 8
Debt Summary 9
Debt Maturity Schedule 10
Leverage Ratios, Coverage Ratios and Public Debt Covenants 11
Capital Expenditures Summary 12
Property Acquisitions and Dispositions Information Since January 1, 2021 13
Investments in Unconsolidated Joint Ventures 14
Calculation and Reconciliation of NOI and Cash Basis NOI 15
Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI 16
Calculation of EBITDA, EBITDAre and Adjusted EBITDAre 17
Calculation of FFO, Normalized FFO and CAD 18

PORTFOLIO INFORMATION

Summary Same Property Results 19
Occupancy and Leasing Summary 20
Tenant Diversity and Credit Characteristics 21
Tenants Representing 1% or More of Total Annualized Rental Income 22
Lease Expiration Schedule 23

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS 24
WARNING CONCERNING FORWARD-LOOKING STATEMENTS 26

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

Unless otherwise noted, all data presented in this supplemental operating and financial data report excludes three properties, which are encumbered by $82.0 million of mortgage notes, owned by two unconsolidated joint ventures in which we own 51% and 50% interests. See page 14 for information regarding these joint ventures and related mortgage notes.

Supplemental Q4 2021 2

Supplemental Q4 2021 3 The Company: Office Properties Income Trust, or OPI, we, our, or us, is a real estate investment trust, or REIT, focused on owning and leasing high quality office properties to tenants with high credit quality characteristics in select, growth-oriented U.S. markets. The majority of our properties are office buildings. OPI is included in 138 market indices and comprises more than 1% of the following indices as of December 31, 2021: BI North America Office REIT Valuation Peers (BROFFRTV), Invesco KBW Premium Yield Equity REIT ETF INAV Index (KBWYIV), Invesco S&P SmallCap Financials ETF INAV Index (PSCFIV), Hoya Capital High Dividend Yield Index (GTR) (RIET), Bloomberg Reit Office Property Index (BBREOFPY), Solactive Global SuperDividend Index (SOLSDIV), Solactive Global SuperDividend v2 Index (SOLSDIV2), TFMS HIPS Index (TFMSHIPP), Invesco S&P SmallCap 600 Pure Value ETF INAV Index (RZVIV), Invesco S&P SmallCap 600 Equal Weight ETF INAV Index (EWSCIV), and the Bloomberg WBZ Massachusetts Index (BCMAX). Management: OPI is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of December 31, 2021, RMR had over $33 billion of real estate assets under management and the combined RMR managed companies had approximately $12 billion of annual revenues, nearly 2,100 properties and approximately 37,000 employees. We believe that being managed by RMR is a competitive advantage for OPI because of RMR’s depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services if we were self managed. RETURN TO TABLE OF CONTENTS Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (617) 219-1440 Stock Exchange Listing: Nasdaq Trading Symbols: Common Shares: OPI Senior Unsecured Notes due 2050: OPINL Snapshot (as of December 31, 2021): Total properties: 178 Rentable sq. ft.: 23.3 million Percent leased: 89.5% Company Profile

Supplemental Q4 2021 4 Board of Trustees Donna D. Fraiche Barbara D. Gilmore John L. Harrington Independent Trustee Independent Trustee Independent Trustee William A. Lamkin Elena B. Poptodorova Jeffrey P. Somers Independent Trustee Lead Independent Trustee Independent Trustee Jennifer B. Clark Adam D. Portnoy Managing Trustee Chair of the Board & Managing Trustee Executive Officers Christopher J. Bilotto Matthew C. Brown President and Chief Operating Officer Chief Financial Officer and Treasurer Contact Information Investor Relations Inquiries Office Properties Income Trust Financial, investor and media inquiries should be directed to: Two Newton Place Kevin Barry, Director, Investor Relations, 255 Washington Street, Suite 300 at (617) 219-1410 or kbarry@opireit.com Newton, MA 02458-1634 (617) 219-1410 ir@opireit.com www.opireit.com Investor Information RETURN TO TABLE OF CONTENTS Arlington, IL

Research Coverage

OFFICE PROPERTIES INCOME TRUST

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
bmaher@brileyfin.com
(646) 885-5423

BofA Securities
James Feldman
james.feldman@baml.com
(646) 855-5808

JMP Securities
Aaron Hecht
ahecht@jmpsecurities.com
(415) 835-3963

Morgan Stanley
Ronald Kamdem
ronald.kamdem@morganstanley.com
(212) 296-8319

RBC Capital Markets
Michael Carroll
michael.carroll@rbccm.com
(440) 715-2649

Rating Agencies

Moody's Investors Service
Lori Marks
lori.marks@moodys.com
(212) 553-0376

S&P Global
Alan Zigman
alan.zigman@spglobal.com
(416) 507-2556

Issuer Ratings:
Moody's: Baa3
S&P Global: BBB-

OPI is followed by the analysts and its credit is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding OPI's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of OPI or its management. OPI does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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Supplemental Q4 2021
5

Key Financial Data

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Selected Balance Sheet Data:					
Total gross assets	$ 4,737,595	$ 4,699,286	$ 4,666,348	$ 4,419,664	$ 4,398,350
Total assets	$ 4,241,683	$ 4,239,878	$ 4,211,213	$ 3,952,579	$ 3,946,436
Total liabilities	$ 2,744,974	$ 2,733,898	$ 2,682,663	$ 2,331,581	$ 2,337,044
Total shareholders' equity	$ 1,496,709	$ 1,505,980	$ 1,528,550	$ 1,620,998	$ 1,609,392
Selected Income Statement Data:					
Rental income	$ 147,287	$ 147,572	$ 137,099	$ 144,524	$ 146,625
Net income (loss)	$ 16,945	$ 3,712	$ (66,697)	$ 37,860	$ (1,664)
NOI	$ 92,379	$ 93,579	$ 90,979	$ 96,499	$ 97,168
Adjusted EBITDA*re*	$ 86,304	$ 87,604	$ 85,251	$ 90,906	$ 91,301
FFO	$ 62,567	$ 63,951	$ 37,680	$ 56,609	$ 61,610
Normalized FFO	$ 58,083	$ 59,598	$ 55,385	$ 61,809	$ 61,842
CAD	$ 42,649	$ 30,877	$ 33,831	$ 47,652	$ 42,344
Rolling four quarter CAD	$ 155,009	$ 154,704	$ 168,384	$ 180,096	$ 179,810
Per Common Share Data (basic and diluted):					
Net income (loss)	$ 0.35	$ 0.08	$ (1.38)	$ 0.78	$ (0.03)
FFO (basic)	$ 1.30	$ 1.33	$ 0.78	$ 1.18	$ 1.28
FFO (diluted)	$ 1.30	$ 1.33	$ 0.78	$ 1.17	$ 1.28
Normalized FFO	$ 1.20	$ 1.24	$ 1.15	$ 1.28	$ 1.28
CAD	$ 0.88	$ 0.64	$ 0.70	$ 0.99	$ 0.88
Rolling four quarter CAD	$ 3.21	$ 3.21	$ 3.50	$ 3.75	$ 3.74
Dividends:					
Annualized dividends paid per share during the period	$ 2.20	$ 2.20	$ 2.20	$ 2.20	$ 2.20
Annualized dividend yield (at end of period)	8.9%	8.7%	7.5%	8.0%	9.7%
Normalized FFO payout ratio	45.8%	44.4%	47.8%	43.0%	43.0%
Rolling four quarter CAD payout ratio	68.5%	68.5%	62.9%	58.7%	58.8%

	As of 12/31/2021
Capitalization:	
Total common shares (at end of period)	48,425,665
Closing price (at end of period)	$ 24.84
Equity market capitalization (at end of period)	$ 1,202,894
Debt (principal balance)	2,610,301
Total market capitalization	$ 3,813,195
Liquidity:	
Cash and cash equivalents	$ 83,026
Availability under $750,000 unsecured revolving credit facility	750,000
Total liquidity	$ 833,026



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Supplemental Q4 2021 6

Supplemental Q4 2021 7 December 31, 2021 2020 ASSETS Real estate properties: Land $ 874,108 $ 830,884 Buildings and improvements 3,036,978 2,691,259 Total real estate properties, gross 3,911,086 3,522,143 Accumulated depreciation (495,912) (451,914) Total real estate properties, net 3,415,174 3,070,229 Assets of properties held for sale 26,598 75,177 Investments in unconsolidated joint ventures 34,838 37,951 Acquired real estate leases, net 505,629 548,943 Cash and cash equivalents 83,026 42,045 Restricted cash 1,489 14,810 Rents receivable 112,886 101,766 Deferred leasing costs, net 53,883 42,626 Other assets, net 8,160 12,889 Total assets $ 4,241,683 $ 3,946,436 LIABILITIES AND SHAREHOLDERS’ EQUITY Unsecured revolving credit facility $ — $ — Senior unsecured notes, net 2,479,772 2,033,242 Mortgage notes payable, net 98,178 169,729 Liabilities of properties held for sale 594 891 Accounts payable and other liabilities 142,609 116,480 Due to related persons 6,787 6,114 Assumed real estate lease obligations, net 17,034 10,588 Total liabilities 2,744,974 2,337,044 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 48,425,665 and 48,318,366 shares issued and outstanding, respectively 484 483 Additional paid in capital 2,617,169 2,615,305 Cumulative net income 175,715 183,895 Cumulative common distributions (1,296,659) (1,190,291) Total shareholders’ equity 1,496,709 1,609,392 Total liabilities and shareholders’ equity $ 4,241,683 $ 3,946,436 Consolidated Balance Sheets (dollars in thousands, except per share data) RETURN TO TABLE OF CONTENTS Fort Mill, SC

Consolidated Statements of Income (Loss)

OFFICE PROPERTIES INCOME TRUST

(amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2021	2020	2021	2020
Rental income	$ 147,287	$ 146,625	$ 576,482	$ 587,919
Expenses:				
Real estate taxes	19,837	16,418	71,970	65,119
Utility expenses	6,120	5,607	25,251	25,384
Other operating expenses	28,951	27,432	105,825	105,465
Depreciation and amortization	62,503	62,226	241,494	251,566
Loss on impairment of real estate	6,566	—	62,420	2,954
Acquisition and transaction related costs [(1)]	—	232	—	232
General and administrative [(2)]	2,168	7,071	26,858	28,443
Total expenses	126,145	118,986	533,818	479,163
Gain on sale of real estate	24,200	33	78,354	10,855
Interest and other income	—	41	7	779
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,405, $2,431, $9,771 and $9,593, respectively)	(27,657)	(28,842)	(112,385)	(108,303)
Loss on early extinguishment of debt	—	—	(14,068)	(3,839)
Income (loss) before income tax (expense) benefit and equity in net losses of investees	17,685	(1,129)	(5,428)	8,248
Income tax (expense) benefit	97	(157)	(251)	(377)
Equity in net losses of investees	(837)	(378)	(2,501)	(1,193)
Net income (loss)	$ 16,945	$ (1,664)	$ (8,180)	$ 6,678
Weighted average common shares outstanding (basic)	48,243	48,161	48,195	48,124
Weighted average common shares outstanding (diluted)	48,251	48,161	48,195	48,124
Per common share amounts (basic and diluted):				
Net income (loss)	$ 0.35	$ (0.03)	$ (0.17)	$ 0.14
Additional Data:				
General and administrative expenses / total assets (at end of period) [(3)]	0.05%	0.18%	0.63%	0.72%
Non-cash straight line rent adjustments included in rental income	$ 2,240	$ 3,116	$ 15,368	$ 16,079
Lease value amortization included in rental income	$ (452)	$ (1,291)	$ (2,288)	$ (5,440)
Lease termination fees included in rental income	$ 761	$ 90	$ 816	$ 98
Non-cash amortization included in other operating expenses [(4)]	$ 121	$ 121	$ 484	$ 484
Non-cash amortization included in general and administrative expenses [(4)]	$ 151	$ 151	$ 603	$ 603

(1) Acquisition and transaction related costs for the three months and year ended December 31, 2020 represent costs related to an acquisition which we terminated in November 2020.

(2) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, we recognize business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include such expense in the calculations of Adjusted EBITDAre or Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Net income for the three months ended December 31, 2021 includes the reversal of $4,484 of previously accrued estimated business management incentive fee expense. No incentive fees were payable under our business management agreement for the years ended December 31, 2021 and 2020.

(3) Excluding the reversal of $4,484 of previously accrued estimated business management incentive fees, general and administrative expenses / total assets was 0.16% for the three months ended December 31, 2021.

(4) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our former investment in The RMR Group Inc., or RMR Inc., common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

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Supplemental Q4 2021 8

Debt Summary

As of December 31, 2021
(dollars in thousands)

	Coupon Rate [1]	Interest Rate [2]	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:						
$750,000 unsecured revolving credit facility [3] [4]	1.176%	1.176%	$ —	1/31/2023	$ —	1.1
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2022	4.000%	4.000%	300,000	7/15/2022	300,000	0.5
Senior unsecured notes due 2024	4.250%	4.404%	350,000	5/15/2024	350,000	2.4
Senior unsecured notes due 2025	4.500%	4.521%	650,000	2/1/2025	650,000	3.1
Senior unsecured notes due 2026	2.650%	2.815%	300,000	6/15/2026	300,000	4.5
Senior unsecured notes due 2027	2.400%	2.541%	350,000	2/1/2027	350,000	5.1
Senior unsecured notes due 2031	3.450%	3.550%	400,000	10/15/2031	400,000	9.8
Senior unsecured notes due 2050	6.375%	6.375%	162,000	6/23/2050	162,000	28.5
Subtotal / weighted average	3.846%	3.928%	2,512,000		2,512,000	5.8
Secured Fixed Rate Debt:						
Mortgage debt - One property in Washington, DC [5]	4.220%	4.190%	25,055	7/1/2022	24,668	0.5
Mortgage debt - One property in Chicago, IL	3.700%	4.210%	50,000	6/1/2023	50,000	1.4
Mortgage debt - One property in Washington, DC	4.800%	4.190%	23,246	6/1/2023	22,584	1.4
Subtotal / weighted average	4.093%	4.200%	98,301		97,252	1.2
Total / weighted average	3.855%	3.938%	$ 2,610,301		$ 2,609,252	5.7

Secured vs. Unsecured Debt


Secured
3.8%
Unsecured
96.2%

Fixed vs. Variable Rate Debt


Fixed
100.0%

See accompanying notes on the following page.

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Supplemental Q4 2021 9

Debt Maturity Schedule

As of December 31, 2021
(dollars in thousands)

Year	Unsecured Floating Rate Debt	Unsecured Fixed Rate Debt	Secured Fixed Rate Debt	Total Debt	% of Total Debt
2022	$ —	$ 300,000	$ 25,517 (5)	$ 325,517	12.5%
2023	— (6)	—	72,784	72,784	2.8%
2024	—	350,000	—	350,000	13.4%
2025	—	650,000	—	650,000	24.9%
2026	—	300,000	—	300,000	11.5%
2027 and thereafter	—	912,000	—	912,000	34.9%
Total principal balance	$ —	$ 2,512,000	$ 98,301	$ 2,610,301	100.0%
Percent of total principal balance	0.0%	96.2%	3.8%	100.0%	



$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$25,517 (5)
$300,000
$72,784
$350,000
$650,000
$300,000
$912,000
2022
2023
2024
2025
2026
2027 and thereafter
Unsecured Floating Rate Debt (6)
Unsecured Fixed Rate Debt
Secured Fixed Rate Debt

(1) Reflects the interest rate stated in, or determined pursuant to, the contract terms.
(2) Includes the effect of mark to market accounting for certain mortgages and discounts and premiums on senior unsecured notes. Excludes the effect of debt issuance costs amortization.
(3) We are required to pay interest on borrowings under our revolving credit facility at a rate of LIBOR plus a premium of 110 basis points per annum. We also pay a facility fee of 25 basis points per annum on the total amount of lending commitments under our revolving credit facility. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The interest rate listed is as of December 31, 2021 and excludes the 25 basis point facility fee. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date of our revolving credit facility by two additional six month periods.
(4) The maximum aggregate borrowing availability under the credit agreement governing our revolving credit facility may be increased to up to $1,950,000 in certain circumstances.
(5) In February 2022, we gave notice of our intention to prepay $25,055 of secured fixed rate debt with a July 2022 maturity, at par plus accrued interest. We expect to make this prepayment in April 2022.
(6) Represents the amount, if any, outstanding under our revolving credit facility at December 31, 2021.

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Supplemental Q4 2021 10

OFFICE PROPERTIES INCOME TRUST

Leverage Ratios, Coverage Ratios and Public Debt Covenants

	As of and for the Three Months Ended				
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Leverage Ratios:					
Net debt / total gross assets	53.3%	54.4%	54.2%	46.6%	50.0%
Net debt / gross book value of real estate assets	49.0%	50.4%	49.7%	44.4%	46.9%
Secured debt / total assets	2.3%	2.3%	2.3%	4.3%	4.3%
Variable rate debt / net debt	0.0%	0.0%	15.2%	0.0%	0.0%
Coverage Ratios:					
Adjusted EBITDA*re* / interest expense	3.1x	3.3x	2.9x	3.2x	3.2x
Net debt / annualized Adjusted EBITDA*re*	7.3x	7.3x	6.9x (1)	5.7x	6.0x
Public Debt Covenants:					
Total debt / adjusted total assets (maximum 60.0%)	49.2%	49.9%	49.2%	45.7%	46.3%
Secured debt / adjusted total assets (maximum 40.0%)	1.9%	1.9%	1.9%	3.5%	3.5%
Consolidated income available for debt service / debt service (minimum 1.50x)	3.5x	3.6x	3.2x	3.2x	3.4x
Total unencumbered assets / unsecured debt (minimum 150.0%)	200.7%	197.8%	200.8%	218.4%	214.0%


Tampa, FL

(1) Annualized Adjusted EBITDA*re* for the three months ended June 30, 2021 is pro forma as if the acquisitions of two properties during the second quarter occurred on April 1, 2021. Net debt / annualized Adjusted EBITDA*re* would have been 7.4x, excluding the pro forma Adjusted EBITDA*re* adjustment of $5,671 for the two property acquisitions.

RETURN TO TABLE OF CONTENTS Supplemental Q4 2021 11

Supplemental Q4 2021 12 For the Three Months Ended 12/31/2021 9/30/2021 6/30/2021 3/31/2021 12/31/2020 Lease related costs $ 7,492 $ 17,074 $ 11,215 $ 6,970 $ 8,746 Building improvements 8,545 9,267 7,765 4,526 11,466 Recurring capital expenditures 16,037 26,341 18,980 11,496 20,212 Development, redevelopment and other activities 25,327 13,272 12,738 4,906 5,598 Total capital expenditures $ 41,364 $ 39,613 $ 31,718 $ 16,402 $ 25,810 Average rentable sq. ft. during period 23,273 23,683 24,330 24,729 24,899 Building improvements per average sq. ft. during period $ 0.37 $ 0.39 $ 0.32 $ 0.18 $ 0.46 Capital Expenditures Summary (dollars and sq. ft. in thousands, except per sq. ft. data) RETURN TO TABLE OF CONTENTS Colorado Springs, CO

Supplemental Q4 2021 13 Acquisitions: Date Aquired Location Number of Properties Sq. Ft. Purchase Price Purchase Price / Sq. Ft. Cap Rate Weighted Average Remaining Lease Term in Years Percent Leased at Acquisition 6/24/2021 Chicago, IL 1 531 $ 355,000 $ 668 4.7% 6.6 99.2% 6/25/2021 Atlanta, GA 1 346 195,000 564 6.3% 14.2 98.4% 8/3/2021 Boston, MA 1 49 26,975 546 3.5% 1.9 59.5% Total / Weighted Average 3 926 $ 576,975 $ 623 5.2% 8.9 96.8% Dispositions: Date Sold Location Number of Properties Sq. Ft. Gross Sales Price 1/13/2021 Kansas City, MO (1) — 10 $ 845 1/22/2021 Richmond, VA 1 311 130,000 4/22/2021 Huntsville, AL 1 1,371 39,000 7/7/2021 Fresno, CA 1 532 6,000 7/15/2021 Liverpool, NY 1 38 650 8/20/2021 Memphis, TN 1 205 15,270 9/24/2021 Stoneham, MA 1 98 6,650 10/27/2021 Sterling, VA (2) — — 28,500 1/14/2022 Rockville, MD 1 129 6,750 2/10/2022 Chesapeake, VA 2 172 18,945 Total 9 2,866 $ 252,610 (1) Consists of a warehouse facility adjacent to a property we own in Kansas City, MO. (2) Consists of two vacant land parcels adjacent to properties we own in Sterling, VA. Property Acquisitions and Dispositions Information Since January 1, 2021 (dollars and sq. ft. in thousands, except per sq. ft. data) RETURN TO TABLE OF CONTENTS Chicago, IL

Investments in Unconsolidated Joint Ventures

As of December 31, 2021
(dollars and sq. ft. in thousands)

Unconsolidated Joint Ventures:

Joint Venture	OPI Ownership	OPI Investment	Number of Properties	Location	Square Feet	Occupancy	Weighted Average Remaining Lease Term (1)
Prosperity Metro Plaza	51%	$ 20,672	2	Fairfax, VA	329	65.4%	3.4 years
1750 H Street, NW	50%	14,166	1	Washington, D.C.	115	20.7%	9.5 years
Total / Weighted Average		$ 34,838	3		444	53.8%	4.1 years

Outstanding Unconsolidated Debt:

Joint Venture	OPI Ownership	Interest Rate (2)	Maturity Date	Principal Balance	Annualized Debt Service	Principal Balance at Maturity	OPI Share of Principal Balance (3)
Prosperity Metro Plaza (4)	51%	4.090%	12/1/2029	$ 50,000	$ 2,045	$ 45,246	$ 25,500
1750 H Street, NW	50%	3.690%	8/1/2024	32,000	1,181	32,000	16,000
Total / Weighted Average		3.934%		$ 82,000	$ 3,226	$ 77,246	$ 41,500

Results of Operations - Unconsolidated Joint Ventures: (5)

	For the Three Months Ended December 31, 2021			For the Year Ended December 31, 2021		
	Prosperity Metro Plaza	1750 H Street, NW	Total	Prosperity Metro Plaza	1750 H Street, NW	Total
Equity in losses	$ (317)	$ (520)	$ (837)	$ (604)	$ (1,897)	$ (2,501)
Depreciation and amortization	632	121	753	2,442	985	3,427
Other expenses, net (6)	258	153	411	1,032	608	1,640
NOI	573	(246)	327	2,870	(304)	2,566
Lease value amortization included in rental income (7)	(1)	—	(1)	(4)	—	(4)
Non-cash straight line rent adjustments included in rental income (7)	(5)	2	(3)	(159)	30	(129)
Cash Basis NOI	$ 567	$ (244)	$ 323	$ 2,707	$ (274)	$ 2,433
Distributions received by OPI	$ 153	$ —	$ 153	$ 612	$ —	$ 612

(1) Lease term is weighted based on annualized rental income.
(2) Includes the effect of interest rate protection and mark to market accounting.
(3) Reflects our proportionate share of the principal debt balances based on our ownership percentage of the applicable joint venture; none of the debt is recourse to us.
(4) The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.
(5) Reflects our proportionate share of operating results based on our ownership percentage of the respective joint ventures.
(6) Includes interest expense, net of other income.
(7) Our unconsolidated joint ventures report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to the unconsolidated joint ventures by their tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

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Supplemental Q4 2021 14

Calculation and Reconciliation of NOI and Cash Basis NOI

OFFICE PROPERTIES INCOME TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 147,287	$ 147,572	$ 137,099	$ 144,524	$ 146,625	$ 576,482	$ 587,919
Property operating expenses	(54,908)	(53,993)	(46,120)	(48,025)	(49,457)	(203,046)	(195,968)
NOI	92,379	93,579	90,979	96,499	97,168	373,436	391,951
Non-cash straight line rent adjustments included in rental income	(2,240)	(3,924)	(3,847)	(5,357)	(3,116)	(15,368)	(16,079)
Lease value amortization included in rental income	452	447	667	722	1,291	2,288	5,440
Lease termination fees included in rental income	(761)	(55)	—	—	(90)	(816)	(98)
Non-cash amortization included in property operating expenses [(1)]	(121)	(121)	(121)	(121)	(121)	(484)	(484)
Cash Basis NOI	$ 89,709	$ 89,926	$ 87,678	$ 91,743	$ 95,132	$ 359,056	$ 380,730
Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:							
Net income (loss)	$ 16,945	$ 3,712	$ (66,697)	$ 37,860	$ (1,664)	$ (8,180)	$ 6,678
Equity in net losses of investees	837	688	580	396	378	2,501	1,193
Income tax expense (benefit)	(97)	34	(121)	435	157	251	377
Income (loss) before income tax expense (benefit) and equity in net losses of investees	17,685	4,434	(66,238)	38,691	(1,129)	(5,428)	8,248
Loss on early extinguishment of debt	—	2,274	11,794	—	—	14,068	3,839
Interest expense	27,657	26,929	29,001	28,798	28,842	112,385	108,303
Interest and other income	—	—	(2)	(5)	(41)	(7)	(779)
Gain on sale of real estate	(24,200)	(36)	(114)	(54,004)	(33)	(78,354)	(10,855)
General and administrative	2,168	448	12,970	11,272	7,071	26,858	28,443
Acquisition and transaction related costs	—	—	—	—	232	—	232
Loss on impairment of real estate	6,566	(3)	48,197	7,660	—	62,420	2,954
Depreciation and amortization	62,503	59,533	55,371	64,087	62,226	241,494	251,566
NOI	92,379	93,579	90,979	96,499	97,168	373,436	391,951
Non-cash amortization included in property operating expenses [(1)]	(121)	(121)	(121)	(121)	(121)	(484)	(484)
Lease termination fees included in rental income	(761)	(55)	—	—	(90)	(816)	(98)
Lease value amortization included in rental income	452	447	667	722	1,291	2,288	5,440
Non-cash straight line rent adjustments included in rental income	(2,240)	(3,924)	(3,847)	(5,357)	(3,116)	(15,368)	(16,079)
Cash Basis NOI	$ 89,709	$ 89,926	$ 87,678	$ 91,743	$ 95,132	$ 359,056	$ 380,730

(1) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.



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Supplemental Q4 2021 15

Supplemental Q4 2021 16 For the Three Months Ended For the Year Ended 12/31/2021 12/31/2020 12/31/2021 12/31/2020 Reconciliation of NOI to Same Property NOI: Rental income $ 147,287 $ 146,625 $ 576,482 $ 587,919 Property operating expenses (54,908) (49,457) (203,046) (195,968) NOI 92,379 97,168 373,436 391,951 Less: NOI of properties not included in same property results (6,117) (9,487) (26,718) (42,080) Same Property NOI $ 86,262 $ 87,681 $ 346,718 $ 349,871 Calculation of Same Property Cash Basis NOI: Same Property NOI $ 86,262 $ 87,681 $ 346,718 $ 349,871 Add: Lease value amortization included in rental income 608 694 2,613 3,067 Less: Non-cash straight line rent adjustments included in rental income (1,523) (3,578) (14,260) (15,646) Lease termination fees included in rental income (633) (81) (688) (81) Non-cash amortization included in property operating expenses (1) (108) (97) (409) (380) Same Property Cash Basis NOI $ 84,606 $ 84,619 $ 333,974 $ 336,831 (1) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in other operating expenses. Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI (dollars in thousands) RETURN TO TABLE OF CONTENTS Atlanta, GA

Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

OFFICE PROPERTIES INCOME TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Net income (loss)	$ 16,945	$ 3,712	$ (66,697)	$ 37,860	$ (1,664)	$ (8,180)	$ 6,678
Add (less): Interest expense	27,657	26,929	29,001	28,798	28,842	112,385	108,303
Income tax expense (benefit)	(97)	34	(121)	435	157	251	377
Depreciation and amortization	62,503	59,533	55,371	64,087	62,226	241,494	251,566
EBITDA	107,008	90,208	17,554	131,180	89,561	345,950	366,924
Add (less): Loss on impairment of real estate	6,566	(3)	48,197	7,660	—	62,420	2,954
Gain on sale of real estate	(24,200)	(36)	(114)	(54,004)	(33)	(78,354)	(10,855)
Distributions received from unconsolidated joint ventures	153	153	153	153	204	612	612
Equity in losses of unconsolidated joint ventures	837	688	580	396	378	2,501	1,193
EBITDA*re*	90,364	91,010	66,370	85,385	90,110	333,129	360,828
Add (less): Acquisition and transaction related costs	—	—	—	—	232	—	232
General and administrative expense paid in common shares [1]	424	947	1,176	321	959	2,868	3,315
Business management incentive fees [2]	(4,484)	(6,627)	5,911	5,200	—	—	—
Loss on early extinguishment of debt	—	2,274	11,794	—	—	14,068	3,839
Adjusted EBITDA*re*	$ 86,304	$ 87,604	$ 85,251	$ 90,906	$ 91,301	$ 350,065	$ 368,214

(1) Amounts represent equity based compensation to our Trustees, our officers and certain other employees of RMR LLC.

(2) For more information regarding business management incentive fees, see footnote (2) on page 8.

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Supplemental Q4 2021 17

Calculation of FFO, Normalized FFO and CAD

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Year Ended	
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Net income (loss)	$ 16,945	$ 3,712	$ (66,697)	$ 37,860	$ (1,664)	$ (8,180)	$ 6,678
Add (less): Depreciation and amortization:							
Consolidated properties	62,503	59,533	55,371	64,087	62,226	241,494	251,566
Unconsolidated joint venture properties	753	745	923	1,006	1,081	3,427	4,803
Loss on impairment of real estate	6,566	(3)	48,197	7,660	—	62,420	2,954
Gain on sale of real estate	(24,200)	(36)	(114)	(54,004)	(33)	(78,354)	(10,855)
FFO	62,567	63,951	37,680	56,609	61,610	220,807	255,146
Add (less): Acquisition and transaction related costs	—	—	—	—	232	—	232
Loss on early extinguishment of debt	—	2,274	11,794	—	—	14,068	3,839
Business management incentive fees [1]	(4,484)	(6,627)	5,911	5,200	—	—	—
Normalized FFO	58,083	59,598	55,385	61,809	61,842	234,875	259,217
Add (less): Non-cash expenses [2]	(251)	433	804	(1)	607	985	2,027
Distributions from unconsolidated joint ventures	153	153	153	153	204	612	612
Depreciation and amortization - unconsolidated joint ventures	(753)	(745)	(923)	(1,006)	(1,081)	(3,427)	(4,803)
Equity in net losses of investees	837	688	580	396	378	2,501	1,193
Loss on early extinguishment of debt settled in cash	—	(1,874)	(2,500)	—	—	(4,374)	(1,138)
Non-cash straight line rent adjustments included in rental income	(2,240)	(3,924)	(3,847)	(5,357)	(3,116)	(15,368)	(16,079)
Lease value amortization included in rental income	452	447	667	722	1,291	2,288	5,440
Net amortization of debt premiums, discounts and issuance costs	2,405	2,442	2,492	2,432	2,431	9,771	9,593
Recurring capital expenditures	(16,037)	(26,341)	(18,980)	(11,496)	(20,212)	(72,854)	(76,252)
CAD	$ 42,649	$ 30,877	$ 33,831	$ 47,652	$ 42,344	$ 155,009	$ 179,810
Weighted average common shares outstanding (basic)	48,243	48,211	48,165	48,161	48,161	48,195	48,124
Weighted average common shares outstanding (diluted)	48,251	48,244	48,165	48,196	48,161	48,195	48,124
Per common share amounts (basic and diluted):							
Net income (loss)	$ 0.35	$ 0.08	$ (1.38)	$ 0.78	$ (0.03)	$ (0.17)	$ 0.14
FFO (basic)	$ 1.30	$ 1.33	$ 0.78	$ 1.18	$ 1.28	$ 4.58	$ 5.30
FFO (diluted)	$ 1.30	$ 1.33	$ 0.78	$ 1.17	$ 1.28	$ 4.58	$ 5.30
Normalized FFO	$ 1.20	$ 1.24	$ 1.15	$ 1.28	$ 1.28	$ 4.87	$ 5.39
CAD	$ 0.88	$ 0.64	$ 0.70	$ 0.99	$ 0.88	$ 3.22	$ 3.74

(1) For more information regarding business management incentive fees, see footnote (2) on page 8.

(2) Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and amortization of the liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our former investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.



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Supplemental Q4 2021 18

Supplemental Q4 2021 19 For the Three Months Ended For the Year Ended 12/31/2021 12/31/2020 12/31/2021 12/31/2020 Properties (end of period) (1) 168 168 167 167 Rentable sq. ft. 21,236 21,229 21,223 21,217 Percent leased 91.2% 92.0% 91.2% 92.0% Rental income $ 131,389 $ 132,633 $ 522,704 $ 526,359 Same Property NOI $ 86,262 $ 87,681 $ 346,718 $ 349,871 Same Property Cash Basis NOI $ 84,606 $ 84,619 $ 333,974 $ 336,831 Same Property NOI % margin 65.7% 66.1% 66.3% 66.5% Same Property Cash Basis NOI % margin 65.2% 65.3% 65.4% 65.6% Same Property NOI % change (1.6%) (0.9%) Same Property Cash Basis NOI % change 0.0% (0.8%) (1) Includes one leasable land parcel. Summary Same Property Results (dollars and sq. ft. in thousands) RETURN TO TABLE OF CONTENTS Fairfax, VA

Occupancy and Leasing Summary

(dollars and sq. ft. in thousands, except per sq. ft. data)

OFFICE PROPERTIES INCOME TRUST

	As of and for the Three Months Ended					As of and for the Year Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021
Properties (end of period) [1]	178	178	181	180	181	178
Rentable sq. ft. [1]	23,271	23,274	24,091	24,568	24,889	23,271
Percentage leased	89.5%	89.0%	89.5%	90.8%	91.2%	89.5%
Leasing Activity (sq. ft.):						
New leases	270	274	269	33	97	846
Renewals	432	385	279	542	42	1,638
Total	702	659	548	575	139	2,484
% Change in GAAP Rent: [2]						
New leases	(4.9%)	(7.6%)	23.1%	27.0%	(11.9%)	7.6%
Renewals	6.3%	5.4%	10.0%	2.3%	8.5%	5.6%
Total	4.0%	(0.1%)	17.1%	3.2%	(7.0%)	6.3%
Weighted Average Lease Term by Sq. Ft. (years):						
New leases	11.5	12.9	26.4	7.0	11.6	16.5
Renewals	2.5	9.6	7.2	5.3	5.1	5.9
Total	6.0	10.9	16.6	5.4	9.7	9.5
Leasing Cost and Concession Commitments:						
New leases [3]	$ 8,543	$ 27,322	$ 69,988	$ 1,207	$ 6,845	$ 107,060
Renewals	3,795	18,811	6,714	5,938	862	35,258
Total	$ 12,338	$ 46,133	$ 76,702	$ 7,145	$ 7,707	$ 142,318
Leasing Cost and Concession Commitments per Sq. Ft.:						
New leases [3]	$ 31.68	$ 99.81	$ 260.02	$ 35.97	$ 70.08	$ 126.54
Renewals	$ 8.78	$ 48.85	$ 24.09	$ 10.96	$ 20.62	$ 21.53
Total	$ 17.57	$ 70.02	$ 139.98	$ 12.42	$ 55.26	$ 57.29
Leasing Cost and Concession Commitments per Sq. Ft. per Year:						
New leases [3]	$ 2.75	$ 7.74	$ 9.85	$ 5.12	$ 6.04	$ 7.66
Renewals	$ 3.54	$ 5.11	$ 3.35	$ 2.05	$ 4.05	$ 3.65
Total	$ 2.95	$ 6.40	$ 8.42	$ 2.28	$ 5.73	$ 6.02

(1) Includes one leasable land parcel.
(2) Percent difference in prior rents charged for same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to us, exclude lease value amortization and are net of lease concessions.
(3) Data as of June 30, 2021 includes commitments totaling approximately $66,000 in connection with the lease we entered with Sonesta International Hotels Corporation, or Sonesta, in June 2021 related to the redevelopment of a property in Washington, D.C. These costs represent the estimated costs related to the planned hotel component of the property.

This leasing summary is based on leases entered during the periods indicated.



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Supplemental Q4 2021 20

Supplemental Q4 2021 21 Investment Grade 61.8% Non-Investment Grade 8.0% Not Rated 30.2% Percentage of Total Annualized Rental Income Tenant Credit Characteristics (4) (3) Government: 35.8% Technology & Communications: 18.7% Real Estate & Financial: 16.3% Legal & Other Professional Services: 11.4% Manufacturing & Transportation: 9.1% Food: 2.4% Hospitality: 2.0% Life Sciences and Medical: 1.4% Energy Services: 0.9% Other: 2.0% Tenant Industry (1) Includes the U.S. Government, state governments, municipalities and government contractors. Tenant Diversity and Credit Characteristics As of December 31, 2021 RETURN TO TABLE OF CONTENTS (1) Washington, DC

Tenants Representing 1% or More of Total Annualized Rental Income

As of December 31, 2021
(dollars and sq. ft. in thousands)

	Tenant	Credit Rating	Sq. Ft.	% of Leased Sq. Ft.	Annualized Rental Income	% of Total Annualized Rental Income
1	U.S. Government	Investment Grade	4,196	20.2%	$ 112,905	19.5%
2	Alphabet Inc. (Google)	Investment Grade	386	1.9%	20,924	3.6%
3	Shook, Hardy & Bacon L.L.P.	Not Rated	596	2.9%	19,187	3.3%
4	Bank of America Corporation	Investment Grade	577	2.8%	15,803	2.7%
5	State of California	Investment Grade	523	2.5%	15,578	2.7%
6	IG Investments Holdings LLC	Not Rated	333	1.6%	15,466	2.7%
7	F5 Inc.	Not Rated	299	1.4%	12,752	2.2%
8	Commonwealth of Massachusetts	Investment Grade	311	1.5%	12,260	2.1%
9	CareFirst Inc.	Not Rated	207	1.0%	11,870	2.0%
10	Northrop Grumman Corporation	Investment Grade	337	1.6%	11,350	2.0%
11	Tyson Foods, Inc.	Investment Grade	248	1.2%	11,198	1.9%
12	Sonesta International Hotels Corporation (1)	Not Rated	230	1.1%	10,745	1.9%
13	CommScope Holding Company Inc	Non Investment Grade	228	1.1%	9,245	1.6%
14	Micro Focus International plc	Non Investment Grade	242	1.2%	7,430	1.3%
15	State of Georgia	Investment Grade	308	1.5%	7,248	1.2%
16	PNC Bank	Investment Grade	441	2.1%	6,924	1.2%
17	ServiceNow, Inc.	Investment Grade	149	0.7%	6,623	1.1%
18	Allstate Insurance Co.	Investment Grade	468	2.2%	6,475	1.1%
19	Compass Group plc	Investment Grade	267	1.3%	6,442	1.1%
20	Automatic Data Processing, Inc.	Investment Grade	289	1.4%	6,037	1.0%
21	Church & Dwight Co., Inc.	Investment Grade	250	1.2%	6,031	1.0%
			10,885	52.4%	$ 332,493	57.2%


Malden, MA
75

(1) In June 2021, we entered into a 30-year lease with Sonesta. The lease relates to the redevelopment of a property we own in Washington, D.C to a mixed use and Sonesta's lease relates to the planned hotel component of the property. The term of the lease commences upon our delivery of the completed hotel, which is estimated to occur in the first quarter of 2023.

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Supplemental Q4 2021 22

Supplemental Q4 2021 23 Year (1) Number of Leases Expiring Leased Square Feet Expiring % of Total Leased Square Feet Expiring Cumulative % of Total Leased Square Feet Expiring Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2022 83 1,753 8.4% 8.4% $ 49,420 8.5% 8.5% 2023 68 2,752 13.2% 21.6% 87,458 15.1% 23.6% 2024 58 3,209 15.4% 37.0% 84,080 14.5% 38.1% 2025 53 2,147 10.3% 47.3% 45,830 7.9% 46.0% 2026 40 1,858 8.9% 56.2% 49,015 8.4% 54.4% 2027 36 1,958 9.4% 65.6% 51,208 8.8% 63.2% 2028 16 1,277 6.1% 71.7% 47,262 8.1% 71.3% 2029 19 970 4.7% 76.4% 27,233 4.7% 76.0% 2030 15 522 2.5% 78.9% 15,350 2.6% 78.6% 2031 and thereafter 45 4,371 21.1% 100.0% 123,262 21.4% 100.0% Total 433 20,817 100.0% $ 580,118 100.0% Weighted average remaining lease term (in years) 5.8 5.9 (1) The year of lease expiration is pursuant to current contract terms. Lease Expiration Schedule As of December 31, 2021 (dollars and sq. ft. in thousands) RETURN TO TABLE OF CONTENTS Ewing, NJ

Supplemental Q4 2021 24 Non-GAAP Financial Measures We present certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including NOI, Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Normalized FFO and CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our consolidated statements of income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of our properties. NOI and Cash Basis NOI The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown on page 15 and Same Property NOI and Same Property Cash Basis NOI as shown on page 16. We define NOI as income from our rental of real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization expense. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. We calculate Same Property NOI and Same Property Cash Basis NOI in the same manner that we calculate the corresponding NOI and Cash Basis NOI amounts, except that we only include same properties in calculating Same Property NOI and Same Property Cash Basis NOI. We use NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than we do. EBITDA, EBITDAre and Adjusted EBITDAre We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 17. EBITDAre is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets and adjustments to reflect our share of EBITDAre of our unconsolidated joint ventures. In calculating Adjusted EBITDAre, we adjust for the items shown on page 17 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. FFO and Normalized FFO We calculate funds from operations, or FFO, and Normalized FFO as shown on page 18. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and our proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the other items shown on page 18 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. Cash Available for Distribution We calculate cash available for distribution, or CAD, as shown on page 18. We define CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items plus certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other real estate companies and REITs may calculate CAD differently than we do. Non-GAAP Financial Measures and Certain Definitions RETURN TO TABLE OF CONTENTS

Supplemental Q4 2021 25 Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized dividend yield is the annualized dividend per share paid during the period divided by the closing price of our common shares at the end of the period. Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of December 31, 2021, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization. Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets. Cap rate represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases at the acquisition date, less estimated annual property operating expenses as of the date of the acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price, including the principal amount of assumed debt, if any, and excluding purchase price adjustments and acquisition related costs. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on early extinguishment of debt, gains and losses on sales of properties and equity in earnings of unconsolidated joint ventures and including distributions from our unconsolidated joint ventures, if any, determined together with debt service for the period presented. Development, redevelopment and other activities generally include capital expenditure projects that reposition a property or result in new sources of revenue. GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets is real estate properties at cost, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price is equal to the gross contract price and excludes closing costs. Investment grade tenants include: (a) investment grade rated tenants; (b) tenants with investment grade rated parent entities that guarantee the tenant's lease obligations; and/or (c) tenants with investment grade rated parent entities that do not guarantee the tenant's lease obligations. Tenants contributing 51.6% of annualized rental income as of December 31, 2021 were investment grade rated (or their payment obligations were guaranteed by an investment grade rated parent) and tenants contributing an additional 10.2% of annualized rental income as of December 31, 2021 were subsidiaries of an investment grade rated parent (although these parent entities are not liable for the payment of rents). Lease related costs generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leased square feet is pursuant to leases existing as of December 31, 2021, and includes (i) space being fitted out for tenant occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Leasing cost and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Net debt is total debt less cash. Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date. Purchase price represents the gross purchase price, including assumed debt, if any, and excludes acquisition related costs and purchase price adjustments and allocations. Rentable square feet represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Rolling four quarter CAD represents CAD for the preceding twelve month period as of the respective quarter end date. Same properties for the three months ended December 31, 2021 is based on properties we owned continuously since October 1, 2020; excludes properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which we own 51% and 50% interests. Same properties for the year ended December 31, 2021 is based on properties we owned continuously since January 1, 2020; excludes properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which we own 51% and 50% interests. Same property cash basis NOI margin is Same Property Cash Basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straightline rent adjustments, the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any. Same property NOI margin is Same Property NOI as a percentage of rental income. Total debt represents the outstanding principal balance as of the date reported. Total gross assets is total assets plus accumulated depreciation. Weighted average remaining lease term is the average remaining lease term in years weighted based on rental income. Non-GAAP Financial Measures and Certain Definitions (Continued) RETURN TO TABLE OF CONTENTS

Supplemental Q4 2021 26 This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements RETURN TO TABLE OF CONTENTS Chicago, IL